Exhibit 99.1

Collegium Reports Record Fourth Quarter and Full-Year 2023 Financial Results

– Generated Record Quarterly and Full-Year Net Revenue of $149.7 Million and $566.8 Million –

– Achieved Quarterly and Full-Year GAAP Net Income of $31.9 Million and $48.2 Million –

– Delivered Record Quarterly and Full-Year Adjusted EBITDA of $104.2 Million and $367.0 Million –

– Ended 2023 with Cash, Cash Equivalents and Marketable Securities of $310.5 Million –

– Conference Call Scheduled for Today at 4:30 p.m. ET –

STOUGHTON, Mass., Feb. 22, 2024 -- Collegium Pharmaceutical, Inc. (Nasdaq: COLL), a leading, diversified specialty pharmaceutical company committed to improving the lives of people living with serious medical conditions, today reported its financial results for the quarter and full-year ended December 31, 2023, and provided a corporate update.

“2023 was a banner year for Collegium Pharmaceutical. We delivered record financial results, achieved our operational objectives and delivered value to shareholders through our share repurchase program,” said Joe Ciaffoni, President and Chief Executive Officer of Collegium. “Our focus in 2024 is on operational execution. We are committed to achieving our financial guidance and deploying capital to create value for our shareholders.”

“In 2023, we achieved our financial guidance, delivering record revenue, adjusted EBITDA and free cash flow. We strengthened our balance sheet by paying down $162.5 million in debt and successfully refinancing our convertible debt while also returning $75.0 million in capital to shareholders through share repurchases,” said Colleen Tupper, Chief Financial Officer of Collegium. “We expect to deliver record revenue, adjusted EBITDA and net income in 2024. We expect the top line to be fueled by Belbuca® and Xtampza® ER growth and the bottom line to be driven by leveraging our cost structure. We are committed to rapidly paying down debt and utilizing our $150.0 million share repurchase program to return capital to shareholders.”

Business Highlights

●	Grew Belbuca total prescriptions 3.2% in the quarter ended December 31, 2023, compared to the prior year quarter.
●	Recognized Xtampza ER gross-to-net of 59.6% for the full year 2023.
●	To date, returned $137.0 million in capital to shareholders at an average price per share of $21.65. In 2023, returned $75.0 million in capital to shareholders through accelerated share repurchase programs, including $25.0 million repurchased at an average price per share of $27.09 in the quarter ended December 31, 2023.
●	Completed Xtampza ER contract renegotiations; Xtampza ER gross-to-net is expected to be in the range of 56% to 58% in 2024.
●	Announced the U.S. Court of Appeals decision upholding the judgment of the Patent Trial and Appeal Board in its final decision that Purdue’s ’961 patent, which Purdue has claimed is infringed by Xtampza ER, is invalid.
●	Submitted a pediatric extension to the U.S. Food and Drug Administration (FDA) in December 2023 for the Nucynta Franchise to potentially extend exclusivity of the Nucynta Franchise an additional six months to December 27, 2025, for Nucynta® ER and January 3, 2027, for Nucynta®. The Company expects a decision in the second half of 2024.
●	Authorized a new share repurchase program in January 2024 to repurchase up to $150.0 million in common stock through the second quarter of 2025.

Financial Guidance for 2024

●	The Company reaffirms its full-year 2024 guidance for Product Revenues, Net, Adjusted Operating Expenses and Adjusted EBITDA:

Product Revenues, Net	$580.0 to $595.0 million
Adjusted Operating Expenses (Excluding Stock-Based Compensation)	$120.0 to $125.0 million
Adjusted EBITDA (Excluding Stock-Based Compensation)	$380.0 to $395.0 million

Financial Results for Quarter Ended December 31, 2023

●	Product revenues, net were $149.7 million for the quarter ended December 31, 2023 (the 2023 Quarter), compared to $129.6 million for the quarter ended December 31, 2022 (the 2022 Quarter), representing a 16% increase year-over-year.
●	GAAP operating expenses were $32.9 million for the 2023 Quarter, compared to $38.0 million for the 2022 Quarter, representing a 13% decrease year-over-year. Adjusted operating expenses, which exclude stock-based compensation expense and other adjustments to reflect changes that occur in our business but do not represent ongoing operations, were $25.9 million for the 2023 Quarter, compared to $32.3 million for the 2022 Quarter, representing a 20% decrease year-over-year.
●	GAAP net income for the 2023 Quarter was $31.9 million, with $0.99 GAAP earnings per share (basic) and $0.82 GAAP earnings per share (diluted), compared to GAAP net loss for the 2022 Quarter of $7.2 million, with $0.21 GAAP loss per share (basic and diluted). Non-GAAP adjusted net income for the 2023 Quarter was $64.2 million, with $1.58 adjusted earnings per share, compared to non-GAAP adjusted net income for the 2022 Quarter of $42.2 million, with $1.09 adjusted earnings per share.
●	Adjusted EBITDA for the 2023 Quarter was $104.2 million, compared to $76.4 million for the 2022 Quarter, representing a 36% increase year-over-year.
●	The Company exited the 2023 Quarter with cash, cash equivalents and marketable securities of $310.5 million, up from $304.6 million as of September 30, 2023.

Financial Results for Year Ended December 31, 2023

●	Product revenues, net were $566.8 million for the year ended December 31, 2023 (FY 2023), compared to $463.9 million for the year ended December 31, 2022 (FY 2022), representing a 22% increase year-over-year.
●	GAAP operating expenses were $159.2 million for FY 2023, compared to $176.2 million for FY 2022, representing a 10% decrease year-over-year. Adjusted operating expenses, which exclude stock-based compensation expense and other adjustments to reflect changes that occur in our business but do not represent ongoing operations, were $123.6 million for FY 2023, compared to $122.0 million for FY 2022, representing a 1% increase year-over-year.
●	GAAP net income for FY 2023 was $48.2 million, with $1.43 GAAP earnings per share (basic) and $1.29 GAAP earnings per share (diluted), compared to GAAP net loss for FY 2022 of $25.0 million, with $0.74 GAAP loss per share (basic and diluted). Non-GAAP adjusted net income for FY 2023 was $223.3 million, with $5.47 adjusted earnings per share, compared to non-GAAP adjusted net income for FY 2022 of $152.7 million, with $3.96 adjusted earnings per share.
●	Adjusted EBITDA for FY 2023 was $367.0 million, compared to $266.0 million for FY 2022, representing a 38% increase year-over-year.

Conference Call Information

The Company will host a conference call and live audio webcast on Thursday, February 22, 2024, at 4:30 p.m. ET. To access the conference call, please dial (877) 407-8037 (U.S.) or (201) 689-8037 (International) and reference the “Collegium Q4 2023 Earnings Call.” An audio webcast will be accessible from the Investors section of the Company’s website: www.collegiumpharma.com. The webcast will be available for replay on the Company’s website approximately two hours after the event.

About Collegium Pharmaceutical, Inc.

Collegium is a leading, diversified specialty pharmaceutical company committed to improving the lives of people living with serious medical conditions. Collegium’s headquarters are located in Stoughton, Massachusetts. For more information, please visit the Company’s website at www.collegiumpharma.com.

Non-GAAP Financial Measures

To supplement our financial results presented on a GAAP basis, we have included information about certain non-GAAP financial measures. We believe the presentation of these non-GAAP financial measures, when viewed with our results under GAAP and the accompanying reconciliations, provide analysts, investors, lenders, and other third parties with insights into how we evaluate normal operational activities, including our ability to generate cash from operations, on a comparable year-over-year basis and manage our budgeting and forecasting. In addition, certain non-GAAP financial measures, primarily Adjusted EBITDA, are used to measure performance when determining components of annual compensation for substantially all non-sales force employees, including senior management.

In our quarterly and annual reports, earnings press releases and conference calls, we may discuss the following financial measures that are not calculated in accordance with GAAP, to supplement our consolidated financial statements presented on a GAAP basis.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income or loss adjusted to exclude interest expense, interest income, the benefit from or provision for income taxes, depreciation, amortization, stock-based compensation, and other adjustments to reflect changes that occur in our business but do not represent ongoing operations. Adjusted EBITDA, as used by us, may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

There are several limitations related to the use of adjusted EBITDA rather than net income or loss, which is the nearest GAAP equivalent, such as:

●	adjusted EBITDA excludes depreciation and amortization, and, although these are non-cash expenses, the assets being depreciated or amortized may have to be replaced in the future, the cash requirements for which are not reflected in adjusted EBITDA;
●	we exclude stock-based compensation expense from adjusted EBITDA although: (i) it has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy; and (ii) if we did not pay out a portion of our compensation in the form of stock-based compensation, the cash salary expense included in operating expenses would be higher, which would affect our cash position;
●	adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs;
●	adjusted EBITDA does not reflect the benefit from or provision for income taxes or the cash requirements to pay taxes;
●	adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
●	we exclude impairment expenses from adjusted EBITDA and, although these are non-cash expenses, the asset(s) being impaired may have to be replaced in the future, the cash requirements for which are not reflected in adjusted EBITDA;
●	we exclude restructuring expenses from adjusted EBITDA. Restructuring expenses primarily include employee severance and contract termination costs that are not related to acquisitions. The amount and/or frequency of these restructuring expenses are not part of our underlying business;
●	we exclude litigation settlements from adjusted EBITDA, as well as any applicable income items or credit adjustments due to subsequent changes in estimates. This does not include our legal fees to defend claims, which are expensed as incurred;
●	we exclude acquisition related expenses as the amount and/or frequency of these expenses are not part of our underlying business. Acquisition related expenses include transaction costs, which primarily consisted of financial advisory, banking, legal, and regulatory fees, and other consulting fees, incurred to complete the acquisition, employee-related expenses (severance cost and benefits) for terminated employees after the acquisition, and miscellaneous other acquisition related expenses incurred;
●	we exclude recognition of the step-up basis in inventory from acquisitions (i.e., the adjustment to record inventory from historic cost to fair value at acquisition) as the adjustment does not reflect the ongoing expense associated with sale of our products as part of our underlying business; and
●	we exclude losses on extinguishments of debt as these expenses are episodic in nature and do not directly correlate to the cost of operating our business on an ongoing basis.

Adjusted Operating Expenses

Adjusted operating expenses is a non-GAAP financial measure that represents GAAP operating expenses adjusted to exclude stock-based compensation expense, and other adjustments to reflect changes that occur in our business but do not represent ongoing operations.

Adjusted Net Income and Adjusted Earnings Per Share

Adjusted net income is a non-GAAP financial measure that represents GAAP net income or loss adjusted to exclude significant income and expense items that are non-cash or not indicative of ongoing operations, including consideration of the tax effect of the adjustments. Adjusted earnings per share is a non-GAAP financial measure that represents adjusted net income per share. Adjusted weighted-average shares - diluted is calculated in accordance with the treasury stock, if-converted, or contingently issuable accounting methods, depending on the nature of the security.

Reconciliations of adjusted EBITDA, adjusted operating expenses, adjusted net income, and adjusted earnings per share to the most directly comparable GAAP financial measures are included in this press release.

The Company has not provided a reconciliation of its full-year 2024 guidance for adjusted EBITDA or adjusted operating expenses to the most directly comparable forward-looking GAAP measures, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, because the Company is unable to predict, without unreasonable efforts, the timing and amount of items that would be included in such a reconciliation, including, but not limited to, stock-based compensation expense, acquisition related expense and litigation settlements. These items are uncertain and depend on various factors that are outside of the Company’s control or cannot be reasonably predicted. While the Company is unable to address the probable significance of these items, they could have a material impact on GAAP net income and operating expenses for the guidance period. A reconciliation of adjusted EBITDA or adjusted operating expenses would imply a degree of precision and certainty as to these future items that does not exist and could be confusing to investors.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as "predicts," "forecasts," "believes," "potential," "proposed," "continue," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "should" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, statements related to our full-year 2024 financial guidance, including projected product revenue, adjusted operating expenses and adjusted EBITDA, current and future market opportunities for our products and our assumptions related thereto, expectations (financial or otherwise) and intentions, and other statements that are not historical facts. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results, performance, or achievements to differ materially from the company's current expectations, including risks relating to, among others: unknown liabilities; risks related to future opportunities and plans for our products, including uncertainty of the expected financial performance of such products; our ability to commercialize and grow sales of our products; our ability to manage our relationships with licensors; the success of competing products that are or become available; our ability to maintain regulatory approval of our products, and any related restrictions, limitations, and/or warnings in the label of our products; the size of the markets for our products, and our ability to service those markets; our ability to obtain reimbursement and third-party payor contracts for our products; the rate and degree of market acceptance of our products; the costs of commercialization activities, including marketing, sales and distribution; changing market conditions for our products; the outcome of any patent infringement or other litigation that may be brought by or against us; the outcome of any governmental investigation related to our business; our ability to secure adequate supplies of active pharmaceutical ingredient for each of our products and manufacture adequate supplies of commercially saleable inventory; our ability to obtain funding for our operations and business development; regulatory developments in the U.S.; our expectations regarding our ability to obtain and maintain sufficient intellectual property protection for our products; our ability to comply with stringent U.S. and foreign government regulation in the manufacture of pharmaceutical products, including U.S. Drug Enforcement Agency, or DEA, compliance; our customer concentration; and the accuracy of our estimates regarding expenses, revenue, capital requirements and need for additional financing. These and other risks are described under the heading "Risk Factors" in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the SEC. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Investor Contact:
Christopher James, M.D.
Vice President, Investor Relations
ir@collegiumpharma.com

Media Contact:
Marissa Samuels
Vice President, Corporate Communications
communications@collegiumpharma.com

Collegium Pharmaceutical, Inc.

Unaudited Selected Consolidated Balance Sheet Information

(in thousands)

	December 31,	December 31,
	2023	2022
Cash and cash equivalents	$238,947	$173,688
Marketable securities	71,601	—
Accounts receivable, net	179,525	183,119
Inventory	32,332	46,501
Prepaid expenses and other current assets	15,195	16,681
Property and equipment, net	15,983	19,521
Operating lease assets	6,029	6,861
Intangible assets, net	421,708	567,468
Restricted cash	1,047	2,547
Deferred tax assets	26,259	23,950
Other noncurrent assets	825	100
Goodwill	133,857	133,695
Total assets	$1,143,308	$1,174,131

Accounts payable and accrued liabilities	46,263	39,623
Accrued rebates, returns and discounts	227,331	230,491
Term notes payable	405,046	560,078
Convertible senior notes	262,125	140,873
Operating lease liabilities	7,112	8,224
Shareholders’ equity	195,431	194,842
Total liabilities and stockholders’ equity	$1,143,308	$1,174,131

Collegium Pharmaceutical, Inc.

Unaudited Condensed Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Product revenues, net	$149,745	$129,620	$566,767	$463,933
Cost of product revenues
Cost of product revenues (excluding intangible asset amortization)	20,601	37,552	94,838	118,190
Intangible asset amortization and impairment	34,514	42,279	145,760	136,255
Total cost of products revenues	55,115	79,831	240,598	254,445
Gross profit	94,630	49,789	326,169	209,488
Operating expenses
Research and development	—	—	—	3,983
Selling, general and administrative	32,942	38,032	159,208	172,186
Total operating expenses	32,942	38,032	159,208	176,169
Income from operations	61,688	11,757	166,961	33,319
Interest expense	(19,281)	(20,575)	(83,339)	(63,213)
Interest income	4,303	1,027	15,615	1,047
Loss on extinguishment of debt	—	—	(23,504)	—
Income (loss) before income taxes	46,710	(7,791)	75,733	(28,847)
Provision for (benefit from) income taxes	14,770	(592)	27,578	(3,845)
Net income (loss)	$31,940	$(7,199)	$48,155	$(25,002)

Earnings (loss) per share — basic	$0.99	$(0.21)	$1.43	$(0.74)
Weighted-average shares — basic	32,301,211	33,582,202	33,741,213	33,829,495

Earnings (loss) per share — diluted	$0.82	$(0.21)	$1.29	$(0.74)
Weighted-average shares — diluted	41,279,981	33,582,202	41,788,125	33,829,495

Collegium Pharmaceutical, Inc.

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
GAAP net income (loss)	$31,940	$(7,199)	$48,155	$(25,002)
Adjustments:
Interest expense	19,281	20,575	83,339	63,213
Interest income	(4,303)	(1,027)	(15,615)	(1,047)
Loss on extinguishment of debt	—	—	23,504	—
Provision for (benefit from) income taxes	14,770	(592)	27,578	(3,845)
Depreciation	949	825	3,496	2,684
Amortization	34,514	37,493	145,760	131,469
Impairment expense	—	4,786	—	4,786
Stock-based compensation	7,002	5,670	27,136	22,874
Litigation settlements	—	—	8,500	—
Acquisition related expenses	—	88	—	31,297
Recognition of step-up basis in inventory	—	15,824	15,116	39,584
Total adjustments	$72,213	$83,642	$318,814	$291,015
Adjusted EBITDA	$104,153	$76,443	$366,969	$266,013

Collegium Pharmaceutical, Inc.

Reconciliation of GAAP Operating Expenses to Adjusted Operating Expenses

(in thousands)

(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
GAAP operating expenses	$32,942	$38,032	$159,208	$176,169
Adjustments:
Stock-based compensation	7,002	5,670	27,136	22,874
Litigation settlements	—	—	8,500	—
Acquisition related expenses	—	88	—	31,297
Total adjustments	$7,002	$5,758	$35,636	$54,171
Adjusted operating expenses	$25,940	$32,274	$123,572	$121,998

Collegium Pharmaceutical, Inc.

Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income and Adjusted Earnings Per Share

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
GAAP net income (loss)	$31,940	$(7,199)	$48,155	$(25,002)
Adjustments:
Non-cash interest expense	1,963	2,383	8,635	8,285
Loss on extinguishment of debt	—	—	23,504	—
Amortization	34,514	37,493	145,760	131,469
Impairment expense	—	4,786	—	4,786
Stock-based compensation	7,002	5,670	27,136	22,874
Litigation settlements	—	—	8,500	—
Acquisition related expenses	—	88	—	31,297
Recognition of step-up basis in inventory	—	15,824	15,116	39,584
Income tax effect of above adjustments (1)	(11,252)	(16,855)	(53,526)	(60,553)
Total adjustments	$32,227	$49,389	$175,125	$177,742
Non-GAAP adjusted net income	$64,167	$42,190	$223,280	$152,740

Adjusted weighted-average shares — diluted (2)	41,279,982	39,644,115	41,788,125	39,531,814
Adjusted earnings per share (2)	$1.58	$1.09	$5.47	$3.96

(1)	The income tax effect of the adjustments was calculated by applying our blended federal and state statutory rate to the items that have a tax effect. The blended federal and state statutory rate for the three months ended December 31, 2023 and 2022 were 25.9% and 26.0%, respectively; and the blended federal and state statutory rate for the years ended December 31, 2023 and 2022 were 25.9% and 26.0%, respectively. As such, the non-GAAP effective tax rates for the three months ended December 31, 2023 and 2022 were 25.9% and 25.4%, respectively; and the non-GAAP effective tax rates for the years ended December 31, 2023 and 2022 were 23.4% and 25.4%, respectively.
(2)	Adjusted weighted-average shares - diluted were calculated using the “if-converted” method for the convertible notes in accordance with ASC 260, Earnings per Share. As such, adjusted weighted-average shares – diluted includes shares related to the assumed conversion of our convertible notes and the associated cash interest expense added-back to non-GAAP adjusted net income. For the three months ended December 31, 2023 and 2022, adjusted weighted-average shares – diluted includes 7,509,104 and 4,925,134 shares, respectively, attributable to our convertible notes. For the years ended December 31, 2023 and 2022, adjusted weighted-average shares – diluted includes 6,793,421 and 4,925,134 shares, respectively, attributable to our convertible notes. In addition, adjusted earnings per share includes other potentially dilutive securities to the extent that they are not antidilutive.